Exhibit 99.1

Information Relating to Part II, Item 14. Other Expenses of Issuance and Distribution of the Registration Statement (Registration No. 333-179722)

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered.

SEC registration fee	$21,469
Transfer agent and registrar fee	5,000
Legal fees and expenses	275,000
Accounting fees and expenses	50,000
Miscellaneous	100,000

Total	$451,469